Exhibit 10.13
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, this First Amendment to the Employment Agreement is made and entered into effective as of April 5, 2023 (the “Effective Date”) by and between Cano Health, LLC (“Employer” or “Company” or “Cano Health”) a Florida limited liability company and deMarquette Kent (“Executive”).
WHEREAS, Company and Executive entered into that certain Agreement dated December 12, 2022 (the “Agreement”) and the parties desire to amend the Agreement to modify Executive’s title and expand the scope of his duties.
NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and in further consideration of the mutual promises, covenants and agreements between the parties hereinafter set forth and recitals as incorporated herein, the parties agree as follows:

AMENDMENT
1.Section 1(b) Position and Duties is amended as follows:

Position and Duties. During the Term, the Executive shall serve as Chief Strategy Officer and report directly to the Chief Executive Officer of the Company (the “CEO”). Executive shall also have such other powers and duties as may from time to time be prescribed by the CEO, provided that such duties are consistent with the Executive’s position or other positions that the Executive may hold from time to time. The Executive shall devote the Executive’s full working time and efforts to the business and affairs of the Company and shall engage in no outside work that may interfere with Executive’s duties under this Agreement or violate the terms of Section 6. Notwithstanding the foregoing, the Executive may engage in such activities that do not present a conflict-of- interest and are approved in writing by the CEO and may engage in religious, charitable or other community activities as long as such services and activities do not interfere with the Executive’s performance of the Executive’s duties to the Company as provided in this Agreement or violate the terms of Section 6. The Executive shall work primarily from the Company’s offices which will be located in Miami-Dade County, Florida; provided that the Executive will be required to travel to the Company’s offices in other locations, and otherwise to fulfill the duties of the Executive’s position.

2.Section 2 Compensation and Related Matters is supplemented as follows:

LTI Bonus. The Executive shall be eligible to receive an annual equity award, subject to approval by the Board or the Compensation Committee , with a target value of $550,000.00 (referred to herein as the “Incentive Compensation” or the “Target Annual Equity Award Value”) administered at substantially the same time as annual equity awards are granted to other executive officers of the Company, which shall be subject to the terms and conditions of the Company’s stock plans and shall be comprised of a stock option to purchase Cano Health, Inc. stock, subject to a form award agreement substantially in the form of the company’s current Non-Qualified Stock Option Agreement and/or restricted stock units in respect of Cano Health Inc. stock, subject to the company’s form Restricted Stock Unit Award Agreement. The actual amount of the Executive’s annual Incentive Compensation, if any, shall be determined in the sole discretion of the Board or the Compensation Committee, subject to the terms of any applicable incentive plan that may be in effect from time to time, which terms shall generally be no less favorable in the aggregate to the terms of any Incentive Compensation plan applicable to other executive officers of the Company. Except as may be provided by the Board or the Compensation Committee, or this Agreement, the

Executive must be employed by the Company on the date such Incentive Compensation is paid in order to earn or receive any annual Incentive Compensation.

3.This is the entire agreement of the parties related to the subject matters set forth herein. All other terms and conditions of the Agreement not expressly addressed herein shall remain unchanged and in full force and effect. No changes, additions, deletions, or revisions are binding unless set forth in a writing signed by both parties. Copies, electronic signatures, scans, and faxes are binding as originals.

IN WITNESS WHEREOF, the parties have indicated their acceptance of the terms of this Amendment by their signatures below.

EXECUTIVE
/s/ Mark Kent
Date:    04/20/2023

COMPANY

/s/ Marlow Hernandez    Date: 4/20/23

C